                                                               Exhibit 1.A.5(b)
                                                                     3E-5ACC-02

                       ACCELERATION OF DEATH BENEFIT RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY


THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made a part of the Rider.

IMPORTANT: THE BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE OR MAY AFFECT ELIGIBILITY FOR BENEFITS UNDER STATE OR FEDERAL LAW. YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE EFFECT ON YOU.

DEFINITIONS       "Eligible Proceeds" are the Policy Proceeds as defined in your
                  Policy plus any amount of benefit provided by a rider that we consent to apply to an Accelerated Death Benefit.

                  "Accelerated Death Benefit" is the amount we will pay under this Rider if we receive proof that the Insured is terminally ill.

                  We will compute the Accelerated Death Benefit based on the following:

                  1. The amount of Eligible Proceeds you choose to accelerate. (See Amount of Accelerated Death Benefit);

                  2.   Reduced life expectancy;

                  3.   An Interest Rate no greater than the greater of:

                       a.  The current yield on 90 day treasury bills; and

                       b. The current maximum statutory adjustable policy loan interest rate; and

                  4.   A processing charge not to exceed $150.

                  This method of computation has been filed with the insurance supervisory official of the state that governs your Policy. We may change the assumptions we use from time to time.

                  "Terminally ill" means having a life expectancy of 12 months or less.

AMOUNT OF         You may choose to accelerate all or part of the Eligible
ACCELERATED       Proceeds to your Accelerated Death Benefit subject to the
DEATH BENEFIT     following conditions:

                  1.   You must apply at least $20,000.

                  2.   You cannot apply more than the greater of:

                       a.  $250,000; and

                       b. 10% of the Eligible Proceeds under this and all other similar riders issued by us and our affiliates.

                  3. The Face Amount of your Policy after payment of a partial Accelerated Death Benefit must be at least $50,000.

CONDITIONS        Your right to the Accelerated Death Benefit under this Rider is subject to the following:

                  1. You must provide proof satisfactory to us, including a statement signed by a physician, that the Insured is terminally ill. The physician may not be you, the Insured, or a member of the Insured's family. We have the right to have the Insured examined at our expense by a physician we choose.

                  2. You must make a written request for payment in a form acceptable to us.

                  3. Any irrevocable beneficiary must give written consent for payment in a form acceptable to us.

                  4. Any assignee must give written consent for payment in a form acceptable to us.

                  5.   We may require the Policy for endorsement.

                  6. You may request only one Accelerated Death Benefit under this Rider.

                  7. Insurance subject to incontestability and suicide provisions will not be included in the Eligible Proceeds.

                  8.   Your Policy is not eligible for this benefit if:

                       a. You are required by law to use this Rider to meet the claims of creditors, whether in bankruptcy or otherwise; or

                       b. You are required by a government agency to use this Rider to apply for, obtain, or keep a government benefit or entitlement.

PAYMENT OF        Unless otherwise requested, we may pay the Accelerated Death
ACCELERATED       Benefit in one sum or by placing the amount in an account that
BENEFIT DEATH     earns interest. You will have immediate access to all or any part of the account.

EFFECT OF         If you apply all of the Eligible Proceeds to your Accelerated
BENEFIT           Death Benefit, all policy benefits based on the Insured's
ACCELERATION      life, except for any benefit for accidental death, will end.
ON POLICY AND     Any accidental death benefit rider on the life of the Insured
RIDERS            will continue in force for 12 months from the date of any
                  payment under this Rider. Any riders that provide a benefit on the life of someone other than the Insured will stay in effect pursuant to their terms as if the Insured had died. No further cost for those riders will be payable.

                  All policy values and the Death Benefit on the remaining Policy, if any, will be reduced in the same proportion as the amount of Eligible Proceeds was applied to the Accelerated Death Benefit. Upon acceleration, future premiums and policy charges will be based on the reduced Death Benefit of the Policy. Insurance not included in the Eligible Proceeds will not be affected.

INCONTESTABILITY  This Rider will not be contestable after it has been in force during the life of the Insured for two years from the Issue Date of the Rider.

SUICIDE           This Rider does not apply if the Insured's terminal illness is
EXCLUSION         the result of an attempt to commit suicide, while sane or
                  insane, within two years from the Issue Date of the Rider.

TERMINATION       This Rider will terminate at the earliest of:

                  1.   When an Accelerated Death Benefit is paid;

                  2. The date on which the Policy would be disqualified as a life insurance contract because this Rider is attached, under the Internal Revenue Code as interpreted by the Internal Revenue Service;

                  3. When the Policy to which this Rider is attached terminates; and

                  4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.


______________
Issue Date

                          ADJUSTABLE BENEFIT TERM RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY


This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT       The Face Amount of this Rider is shown on the Policy
                  Specifications page.

LIFE INSURANCE    This Rider provides non-convertible term life insurance on the
BENEFIT           Insured shown on the Policy Specifications page. We will pay the Death Benefit of this Rider to the Beneficiary if the Insured dies while this Rider is in force.

                  The Death Benefit provision in the Policy is modified so that where it states "Face Amount" it means the Policy's Face Amount plus this Rider's Face Amount.

ADJUSTABLE        While this Rider is in force an adjustment in the Face Amount
BENEFIT TERM      of this Rider may be requested.  Except with our consent, such
DATES             request may be made once each Policy year. The adjustment will be effective on the Monthly Anniversary on or after our receipt of the request.

ADJUSTABLE        The Face Amount of this Rider may be increased subject to the
BENEFIT TERM      following conditions:
AMOUNT

                  1. Written request, subject to our approval, to increase the Face Amount of this Rider;

                  2. Proof that the Insured is insurable based on our underwriting rules for this Rider;

                  3.   An increase of at least $1,000, except with our consent.

                  The Face Amount of this Rider may be decreased, subject to our approval, upon our receipt of a written request.

MONTHLY COST OF   The Monthly Cost of Insurance for this Rider for the following
INSURANCE         month is deducted as part of the Monthly Deduction. The
                  Monthly Cost of Insurance is equal to the Net Amount at Risk for the Face Amount of this Rider times the Monthly Cost of Insurance Rate for this Rider.

                  The Net Amount at Risk for the Face Amount of this Rider is equal to:

                  1. The Face Amount of this Rider divided by the Monthly Discount Factor shown on the Policy Specifications page; less

                  2. Any Cash Value (before the deduction of the Monthly Cost of Insurance for the base Policy) attributable to the Face Amount of this Rider.

                  The Cash Value will be attributable to coverages in the following order:

                  1. To the coverage provided by the initial Face Amount plus any increase in Face Amount due to a Death Benefit Option change; then

                  2.   To the Face Amount of this Rider; and then

                  3. To any increase in Face Amount in the order they were effective.

                  This Rider will be considered an increase to the Policy's Face Amount when determining the Monthly Cost of Insurance for the Policy.

MONTHLY COST OF   The Monthly Cost of Insurance Rate for this benefit is based
INSURANCE RATES   on the Insured's Attained Age, risk classification and sex.
                  Monthly Cost of Insurance Rates will be determined by us based on expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum Monthly Cost of Insurance Rates for the Adjustable Benefit Term Rider.

                  Each monthly anniversary this Rider is in force, the Monthly Cost of Insurance for this Rider (as determined above) will be added to the Monthly Deduction as defined in the Cash Values section of the Policy. This increased Monthly Deduction will be used to determine the Cash Value of the Policy on such monthly anniversary.

TERMINATION       This Rider will terminate on the first of the following events to occur:

                  1.   The lapse of the Policy; or

                  2.   The surrender of the Policy; or

                  3.   The Insured's date of death; or

                  4.   Attained Age 100 of the Insured.


The Issue Date and effective date of this Rider and the Policy are the same.






Secretary's signature                                      President's signature






                                    NEF logo

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000


INSURED: JOHN DOE
COVERAGE: ADJUSTABLE BENEFIT TERM RIDER
ISSUE DATE: JANUARY 1, 2002
POLICY NUMBER: 16,000,001

     ATTAINED                              ATTAINED
        AGE               RATE               AGE               RATE
        35                                    71
        36                                    72
        37                                    73
        38                                    74
        39                                    75
        40                                    76
        41                                    77
        42                                    78
        43                                    79
        44                                    80
        45                                    81
        46                                    82
        47                                    83
        48                                    84
        49                                    85
        50                                    86
        51                                    87
        52                                    88
        53                                    89
        54                                    90
        55                                    91
        56                                    92
        57                                    93
        58                                    94
        59                                    95
        60                                    96
        61                                    97
        62                                    98
        63                                    99
        64
        65
        66
        67
        68
        69
        70

THESE RATES ARE FOR THIS RIDER AT ISSUE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                         CHILDREN'S LIFE INSURANCE RIDER


                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT       The Face Amount for this Rider on each Insured Child at and after age 6 months is the Face Amount shown for the Rider in the Policy Specifications page, or half of that amount before age 6 months. If the Rider is added after issue, the Policy
                  Specifications page for Policy Change shows the Face Amount for the Rider.

LIFE INSURANCE    We will pay the Face Amount to the Beneficiary under this
BENEFIT           Rider upon the death of the Insured Child while this Rider is in force. We must receive proof that the death occurred before the Expiry Date of insurance on such Insured Child.

DEFINITION OF     The Insured, as shown on the Policy Specifications page, is
INSURED           the person whose life is covered under the Policy to which this Rider is attached.

DEFINITION OF     Any child, stepchild or legally adopted child of the Insured
INSURED CHILD     is an Insured Child if named in the application for this
                  Rider. Any child of the Insured born after the date of the application for this Rider will become an Insured Child at age
                  15 days. Any child who is legally adopted by the Insured after the date of the application for this Rider but before the child's 18th birthday will become an Insured Child at age 15 days or on the date of adoption, if later. Each Insured Child will cease to be an Insured Child on the first to occur of:

                  1.   His or her 25th birthday;

                  2.   The Expiry Date of this Rider;

                  3. A conversion of the insurance provided by the Rider on that Insured Child; or

                  4.   The death of the Insured Child.

OWNER Unless otherwise provided, during the lifetime of the Insured, the Owner of the Policy will be the Owner of this Rider. Upon the death of the Insured, all such rights with respect to insurance then in force under this Rider on the life of an Insured Child, will, unless otherwise provided, vest in such Insured Child.

THE BENEFICIARY   The Beneficiary of any benefit payable as a result of the
                  death of any Insured Child will be: the Insured, if living; if not then the estate of the person upon whose death payment is to be made; unless: otherwise provided in the application; or changed by you.

                  You may change the beneficiary designation of the insurance on the life of any person insured under this Rider. This change must be done during the lifetime of such person. To make such a change you must file a proper written request with us. This request must be accepted by us at our Home Office or any other office designated by us. If we accept your request, the change will take effect as of the date of the request. This change will be subject to any payment or action we took before we received your written request for the change. The beneficiary designation and any changes made will be subject to any assignment of the Policy.

MONTHLY COST OF   The Monthly Cost of Rider for the following month is charged
RIDER             as part of the Monthly Deduction. The Monthly Cost of Rider for the Children's Life Insurance Rider is:

                  1. The Face Amount shown for the Rider on the Policy Specifications page or Policy Specifications page for Policy Change divided by $1,000; times

                  2. The Monthly Cost of Rider Rate - Children's Term Insurance shown on the Policy Specifications page or on the Policy Specifications page for Policy Change

EXTRA AMOUNT OF   We will provide an extra amount of insurance on an Insured
INSURANCE         Child for 90 days at no extra charge when:

                  1.   That Insured Child marries;

                  2.   A child is born to that Insured Child; or

                  3.   A child is legally adopted by that Insured Child.

                  The extra amount of insurance will be four times the Face Amount under this Rider. On receipt of proof that that Insured Child died within 90 days after the marriage, birth or adoption, we will pay the extra amount to the estate of that Insured Child. The extra insurance will expire at the end of 90 days after the marriage, birth or adoption. In no event will the amount of extra insurance on an Insured Child be more than four times the Face Amount if any 90-day periods overlap. Any extra amount of insurance provided under this provision is not convertible under the Conversion Rights provision.

PAID-UP TERM      Except as provided under the Suicide Exclusion provision of
BENEFIT           this Rider, if the insured's death occurs while this Rider is in force, this Rider will be continued as if the Insured had not died at no extra cost. This fully paid-up benefit will be subject to the terms of this Rider. We must receive proof of death of the Insured.

                  Any child who would have become an Insured Child if the Insured's death had not occurred will become an insured child in accordance with the provisions of this Rider.

CONVERSION        The Owner may convert the term insurance in force under this
RIGHTS            Rider on each Insured Child for a new policy on that Insured
                  Child's Date of Conversion. The Date of Conversion is the 25th birthday of that Insured Child or, if earlier, the Expiry Date of this Rider. An Insured Child's Date of Conversion can be advanced to the date any extra amount of insurance on that Insured Child expires under this Rider. The new policy will be issued:

                  1.   On the life of the Insured Child;

                  2.   Without proof of insurability;

                  3. With a Face Amount not more than 5 times the Face Amount of this Rider on the Insured Child;

                  4. Based on a standard nonsmoker risk classification or the risk classification the issuing company determines is closest to it if that classification is not available on the new policy;

                  5.   With a current Policy Date;

                  6.   By us or by an affiliate designated by us;

                  7.   On a plan agreed to by the issuing company;

                  8. At the then current age of the Insured Child as calculated by the issuing company for that plan of insurance;

                  9. Subject to payment of the first premium for the new policy;

                  10. On a policy form and at rates in use by the issuing company on the Policy Date of the new policy; and

                  11. Subject to any assignments and limitations to which this Rider is subject.

                  The conversion may be made only with our consent if the amount of insurance to be converted is less than the issuing company's published minimum limits of issue.

REINSTATEMENT     If this Rider lapses, you may reinstate it within three years after the date of lapse. The Rider cannot be reinstated, except with our consent, if more than three years have passed since the date of lapse. To reinstate, you must submit the following items:

                  1.   A written application for reinstatement;

                  2. Proof satisfactory to us that each Insured Child is insurable by our standards; and

                  3. Payment, while each Insured Child is living, of a premium large enough to keep the Rider in force for at least three months.

                  Upon Reinstatement, we will deduct any Monthly Cost of Rider due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for Reinstatement. If the Insured is not alive, such approval is void and of no effect.

                  The reinstated rider will be in force from the date we approve the Reinstatement application.

LIMITATIONS ON    This Rider can be reinstated only if the Policy is also
REINSTATEMENT     reinstated or is in force. If only a portion of the Policy coverage is reinstated then only a portion of the Rider coverage may also be reinstated.

INCONTESTABILITY  This Rider will not be contestable after it has been in force during the life of the Insured for two years from the Issue Date of the Rider.

SUICIDE           If the Insured dies by suicide, while sane or insane, within
EXCLUSION         two years from the Issue Date of this Rider:

                  1. The Rider will not become paid-up under the Paid-up Benefit provision;

                  2.   The Rider will terminate; and

                  3. The Cost of Rider paid for the Rider will be included in the policy proceeds.

INCORRECT AGE     The date that coverage under this Rider ceases, expires or terminates will
                  be based on the correct age of each person insured.

EXPIRATION OF     The Expiry Date of this Rider is the policy anniversary
INSURANCE         nearest the 65th birthday of the Insured. If this Rider has not already expired or been cancelled, then insurance on each Insured Child will cease on the 25th birthday of such child.

TERMINATION       This Rider will terminate upon the earliest of:

                  1. Termination of the Policy other than by death of the Insured;

                  2.   The Expiry Date for the Rider; and

                  3. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of the Owner's written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and Policy are the same unless another Issue Date is shown below. The insurance provided by this Rider will be in force from the Issue Date of the Rider.


_____________
Issue Date

                  CONVERTIBLE SUPPLEMENTAL COVERAGE TERM RIDER


                     ISSUED BY NEW ENGLAND INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

FACE AMOUNT       The Face Amount of this Rider is shown on the Policy
                  Specifications page.

LIFE INSURANCE    This Rider provides convertible term life insurance on the
BENEFIT           life of the Insured shown on the Policy Specifications page.
                  We will pay the Face Amount of this Rider to the Beneficiary as part of the Policy Proceeds if the Insured dies while this Rider is in force.

MONTHLY COST OF   The Monthly Cost of Insurance for the following month is
INSURANCE         charged as part of the Monthly Deduction. The Monthly Cost of
                  Insurance is the Monthly Cost of Insurance Rate for this Rider times the Face Amount of this Rider divided by 1,000.

MONTHLY COST OF   The Monthly Cost of Insurance Rate for this benefit is based
INSURANCE RATES   on the Insured's Attained Age, Risk Classification, sex and
                  completed policy years from the Issue Date. Monthly Cost of Insurance Rates will be determined by us based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum Monthly Cost of Insurance Rates for the Convertible Supplemental Coverage Term Rider.

DECREASES IN      After the first policy year, the Face Amount of this Rider may
RIDER FACE        be decreased by sending us a written request.
AMOUNT

                  Any requested decrease in the Rider's Face Amount will be subject to the following conditions:

                  1. The decrease will become effective on the monthly anniversary on or following our receipt of the request at our Home Office or any other office designated by us;

                  2. The Face Amount after the decrease may not be less than $10,000; and

                  3. Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

CONVERSION        After the first policy year, the Owner can, before the policy
RIGHTS            anniversary on which the Insured is Attained Age 80, convert any portion of this Rider to: a new policy; or an increase in Face Amount for the Policy:

                  1. If the Attained Age of the Insured meets the issuing company's issue age requirements on the date of the conversion; and

                  2. If the issuing company's underwriting class requirements on the date of the conversion can be met.

CONVERSION TO A   If the conversion is to a new policy, the new policy will be
NEW POLICY        issued:

                  1.   Without proof of insurability;

                  2.   With the same Insured as this Rider;

                  3. With the same underwriting class as this Rider, or the class we determine is closest to it if the class of this Rider is not offered on the new policy;

                  4.   With a current Policy Date;

                  5. With a Face Amount equal to the amount of term insurance being converted;

                  6.   By us or by an affiliate designated by us;

                  7.   On a plan agreed to by the issuing company;

                  8. At the then current age of the Child as calculated by the issuing company for that plan of insurance;

                  9. On a policy form and at rates in use by the issuing company on the Policy Date of the new policy;

                  10. Subject to any assignments and limitations to which this Rider is subject; and

                  11. Subject to payment of the first premium for the new policy.

                  12.  The conversion can be made only with our consent if:

                       a. The amount of term insurance you want to convert is less than the issuing company's published minimum limits of issue; or

                       b.  Any rider is to be attached to the new policy.

                  The Contestable and Suicide periods of the new policy will be measured from the Issue Date of this Rider.

CONVERSION TO     If the conversion is to an increase in Face Amount, any
AN INCREASE IN    increase in Face Amount is subject to:
FACE AMOUNT

                  1. New insurance for the amount of the increase on the same plan at the Attained Age of the Insured on the date of the conversion being allowed under the underwriting rules of the issuing company;

                  2. The amount of the increase being at least the Minimum Face Amount Increase shown on the Policy Specifications page, except with our consent; and

                  3.   A Monthly Deduction for that increase.

                  An increase will be effective on the date shown in the Policy Specifications page for Policy Change.

                  The Contestable and Suicide periods of the increase in Face Amount will be measured from the Issue Date of this Rider.

TERMINATION       This Rider will terminate on the first of the following events to occur:

                  1.   The lapse of the Policy;

                  2.   The surrender of the Policy;

                  3.   The Insured's date of death;

                  4. A conversion of the entire Face Amount of the Rider to new insurance;

                  5.   Attained Age 100 of the Insured; or

                  6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same.

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000


INSURED: JOHN DOE
COVERAGE:CONVERTIBLE SUPPLEMENTAL COVERAGE TERM RIDER
RIDER ISSUE DATE: JANUARY 1, 2002
POLICY NUMBER: 16,000,001

     ATTAINED                              ATTAINED
        AGE               RATE               AGE               RATE
        35               0.2192               71              4.9242
        36               0.2342               72              5.3608
        37               0.2533               73              5.8525
        38               0.2750               74              6.3883
        39               0.3000               75              6.9808
        40               0.3283               76              7.5917
        41               0.3617               77              8.2100
        42               0.3958               78              8.8258
        43               0.4350               79              9.4575
        44               0.4758               80              10.1325
        45               0.5225               81              10.8675
        46               0.5692               82              11.6833
        47               0.6200               83              12.5858
        48               0.6733               84              13.5408
        49               0.7333               85              14.5167
        50               0.7967               86              15.4817
        51               0.8700               87              16.4217
        52               0.9517               88              17.4475
        53               1.0450               89              18.4600
        54               1.1500               90              19.4742
        55               1.2617               91              20.5100
        56               1.3825               92              21.6108
        57               1.5075               93              23.0250
        58               1.6408               94              24.8458
        59               1.7792               95              27.4967
        60               1.9325               96              32.0458
        61               2.1050               97              40.0167
        62               2.2992               98              54.8317
        63               2.5192               99              83.3333
        64               2.7617
        65               3.0242
        66               3.2975
        67               3.5842
        68               3.8792
        69               4.1933
        70               4.5400

THESE RATES ARE FOR THIS RIDER AT ISSUE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                     EXCHANGE TO TERM INSURANCE ENDORSEMENT

As of the Issue Date, this Endorsement is a part of the Policy and is subject to all applicable terms and provisions except as modified herein.

EXCHANGE OF       You can exchange this Policy for a policy which provides fixed
POLICY FOR        benefit term insurance:
TERM INSURANCE

                  1.   If the Policy has not lapsed;

                  2. If the Policy is in force under a corporate plan of deferred compensation;

                  3. If the purchase of insurance under the plan was not at the option of the Insured; and

                  4. If the exchange is made within three years of the Policy Date of the Policy.

                  The new policy:

                  1.   Will be issued by us or by an affiliate designated by us;

                  2.   Will have the same Insured as this Policy;

                  3. Will have a Face Amount equal to the amount of coverage being exchanged; and

                  4.   Will be on a plan agreed to by the issuing company.

                  The new policy will have the same Issue Age and Policy Date as this Policy.

                  This Policy will terminate after an exchange. The exchange will be subject to: an application to exchange the Policy; and proof that the Insured is then insurable. An exchange credit will be paid to you. The credit will be quoted by us on request.

                  A detailed statement of the method of computing the exchange credit has been filed, where required, with the Insurance Department of the state in which the Policy is delivered.

                  If you surrender this Policy for its Cash Surrender Value at a time when this Exchange of Policy for Term Insurance would have been available, we will automatically pay an amount equal to the exchange credit in lieu of the Cash Surrender Value if we determine that the exchange credit would be greater.

               OPTIONS TO PURCHASE ADDITIONAL LIFE INSURANCE RIDER


                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. If this Rider is listed on the Policy Specifications page it is a part of the Policy. A copy of the application for this Rider is attached to and made a part of the Rider.

PURCHASE OF       Additional life insurance can be purchased on each Purchase
ADDITIONAL        Option Date shown on the Options to Purchase Additional Life
LIFE INSURANCE    Insurance Rider Schedule. The additional insurance can be: an increase in Face Amount for the Policy; or a new policy. (See the Increase in Face Amount and The New Policy provisions below.) Application for the additional insurance must be in writing, signed by the Owner and by the Insured and received at our Home Office or any other office designated by us within 60 days of the Purchase Option Date.

MAXIMUM OPTION    The Maximum Option Amount is the maximum amount of additional
AMOUNT            life insurance that can be purchased on each Purchase Option
                  Date subject to the Maximum Total Option Amount below. The
                  Maximum Option Amount is shown on the Options to Purchase
                  Additional Life Insurance Rider Schedule. You may purchase less than the Maximum Option Amount on any Purchase Option
                  Date. Any portion of the Maximum Option Amount not purchased within 60 days of a Purchase Option Date will be forfeited.

MAXIMUM TOTAL     The Maximum Total Option Amount is the lesser of:
OPTION AMOUNT

                  1. The number of Purchase Option Dates shown on the Options to Purchase Additional Life Insurance Rider Schedule times the Maximum Option Amount shown on the Options to Purchase Additional Life Insurance Rider Schedule; and

                  2.   $1,000,000.

PURCHASE          The Purchase Option Dates are shown on the Options to Purchase
OPTION DATES      Additional Life Insurance Rider Schedule.

ADVANCEMENT OF    After the second rider year, at your election, the next
PURCHASE OPTION   available Purchase Option Date can be advanced to the date on
DATES             which any of the following events occurs:

                  1.   A child is born to the Insured; or

                  2.   A child under 21 is legally adopted by the Insured; or

                  3.   A home or other real estate is purchased by the Insured;
                       or

                  4.   The Insured marries; or

                  5.   The Insured divorces; or

                  6.   The Insured's Spouse dies.

                  Proof, satisfactory to us, of the event may be required prior to advancement.

INCREASE IN       The increase will take effect on the Purchase Option Date
FACE AMOUNT       subject to the Change in Face Amount provision in your Policy, except that proof of
                  insurability will not be required and the increase will not be subject to the Maximum Face Amount Increase Administration
                  Charge. The underwriting class for the increase in Face Amount will be based on the Underwriting Class Basis for Purchase
                  Options shown in the Options to Purchase Additional Life
                  Insurance Rider Schedule.

                  The Contestable and Suicide periods of each increase issued under this Rider will be measured from the Issue Date of this Rider.

THE NEW POLICY    The new policy will be issued:

                  1.   With the same Insured as this Rider;

                  2. With the same underwriting class as the Underwriting Class Basis for Purchase Options shown in the Options to Purchase Additional Life Insurance Rider Schedule for this Rider or the class we determine is the closest to it if that class is not offered on the new policy;

                  3. Subject to any assignments and limitations to which this Rider is subject;

                  4.   By us or by an affiliate designated by us;

                  5.   On a plan agreed to by the issuing company;

                  6. At the then current age of the Insured as calculated for that plan of insurance by the issuing company;

                  7. On a policy form and at premium rates in use by the issuing company on the Policy Date of the new policy; and

                  8. With a Policy Date and Issue Date the same as the Purchase Option Date.

                  The new policy will take effect on the Purchase Option Date:

                  1.   During the life of the Insured; and

                  2.   Not later than 60 days after the Purchase Option Date.

                  The Contestable and Suicide periods of each new policy issued under this Rider will be measured from the Issue Date of this Rider. Riders can be attached to a new policy only with our consent.

MONTHLY COST      The Monthly Cost of Rider for the following month is charged
OF RIDER          as part of the Monthly Deduction. The Monthly Cost of Rider is the Guaranteed Monthly Cost of Rider Charge shown on the Options to Purchase Additional Life Insurance Rider Schedule.

TERMINATION       This Rider will terminate upon the earliest of:

                  1.   Termination of the Policy other than by death;

                  2.   Upon death of the Insured;

                  3. When the total amount of coverage issued under this Rider equals the Maximum Total Option Amount;

                  4.   60 days after the final Purchase Option Date; and

                  5. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this

                       Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and Policy are the same.

                  OPTIONS TO PURCHASE ADDITIONAL LIFE INSURANCE

                                 RIDER SCHEDULE

INSURED NAME:                                                         [JOHN DOE]

ISSUE DATE:                                                   [NOVEMBER 1, 2001]

AGE:                                                                        [35]

MAXIMUM OPTION AMOUNT:                                                 [$50,000]

POLICY NUMBER:                                                      [16,000,001]

UNDERWRITING CLASS BASIS FOR PURCHASE OPTIONS:                 [SMOKER STANDARD]

GUARANTEED MONTHLY COST OF RIDER CHARGE:                                 [$5.20]

PURCHASE OPTION DATES:                                              [11/01/2006]

                                                                    [11/01/2011]

                                                                    [11/01/2016]

                            SECONDARY GUARANTEE RIDER
                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY


If this Rider is listed on the Policy Specifications page, it is part of the Policy. This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. A copy of the application for this Rider is attached to and made part of the Rider.

SECONDARY         If, on a Monthly Anniversary day prior to the Secondary
GUARANTEE         Guarantee Date, shown on the Policy Specifications page:
BENEFIT

                  1.   The sum of all premiums paid on this Policy; less

                  2.   Any partial withdrawals; less

                  3.   Any outstanding loan and loan interest; less

                  4.   Any pro rata surrender.

                  is greater than or equal to the sum of the Secondary Guarantee Premium for each Monthly Anniversary since the Policy Date, this Policy will not lapse even if Your Cash Surrender Value is not sufficient to cover the Monthly Deduction on a Monthly Anniversary day.

DEATH BENEFIT     The Death Benefit is the greater of:

                  1.   The Face Amount of the Policy including any increases; or

                  2. The Death Benefit otherwise provided by the Policy including any increases.

                  Notwithstanding anything in this Policy, the Death Benefit will in no case be less than the amount necessary to cause the Policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor.

COST OF RIDER     The monthly Cost of Rider is the monthly Cost of Rider Rate shown on the Policy Specifications page, divided by 1000, multiplied by 1 below plus the difference between 2 and 3 below:

                  1. The Face Amount of any term rider not included in the Policy's Death Benefit; plus

                  2.   An amount as follows:

                       DEATH BENEFIT OPTION A: The greater of:

                       a. The Face Amount divided by the Monthly Discount Factor shown on the Policy Specifications page; or

                       b. The Policy's Cash Value at the beginning of the Policy month, multiplied by the Attained Age Factor as shown on the Table of Corridor Factors

                       DEATH BENEFIT OPTION B: The greater of:

                       a. The Face Amount divided by the Monthly Discount Factor shown on the Policy Specifications page plus the Policy's Cash Value at the beginning of the Policy month; or

                       b. The Policy's Cash Value at the beginning of the Policy Month, multiplied by the Attained Age Factor as shown on the Table of Corridor Factors

                  3. The Policy's Cash Value at the beginning of the Policy month, before the deduction of the monthly Cost of this Rider.

POLICY CHANGES    The Secondary Guarantee Premium may change if any of the
                  following events occur prior to the Secondary Guarantee Date shown on the Policy Specifications page:

                  1.   A change in the Policy's Face Amount;

                  2. The addition of or an increase to a rider attached to this Policy;

                  3.   A change in risk classification of the Insured; or

                  4.   A change in death benefit option.

                  The Secondary Guarantee Date will not change.

GUARANTEE GRACE   If on a Monthly Anniversary day prior to the Secondary
PERIOD            Guarantee Date, the sum of all premiums paid on this Policy, reduced by any partial withdrawals, pro rata surrenders and any outstanding Loan and loan interest, is less than the sum of the Secondary Guarantee Premiums for each monthly anniversary since the Policy Date, then the Guarantee Grace
                  Period of 62 days will be allowed for the payment of a premium sufficient to keep this Rider in force. The Secondary
                  Guarantee Date and the Secondary Guarantee Premium are shown on the Policy Specifications page.

                  Notice of the amount of premium required to be paid to keep this Rider in force will be sent at the beginning of the Guarantee Grace Period to the last known address of the Owner and of any assignee of record. If We do not receive the premium required by the end of the Guarantee Grace Period, this Rider will terminate and the guarantee provided by this Rider will no longer be in effect. If the premium requirement is not met and death occurs during the Guarantee Grace Period, there is no deduction of the Rider premium required from the Death Benefit.

MISSTATEMENT OF   If there is a misstatement of age or sex in the application
AGE OR SEX        and such determination is made prior to the death of the
                  Insured and while this Rider is in effect, then the Secondary
                  Guarantee Premium will be that amount which corresponds to the Face Amount, as adjusted under the Policy, using the correct age and/or sex. The Secondary Guarantee Date will change based on the correct age.

SECONDARY         The date the Secondary Guarantee Rider expires.  This date is
GUARANTEE DATE    shown on the Policy Specifications page.

SECONDARY         The premium required to keep the Secondary Guarantee Rider in
GUARANTEE         force. This premium is shown on the Policy Specifications
PREMIUM           page.

PREMIUM           We will restrict any premium payment that would cause the
LIMITATIONS       Policy to fail the definition of life insurance as defined by
                  Section 7702 of the Internal

                  Revenue Code of 1986 or any applicable successor. This limitation will not cause this Rider to terminate. We will not restrict payment of any premium, which is required to maintain this Rider in force because such payment will cause the Death Benefit to increase by an amount that exceeds the premium received.

REINSTATEMENT     If this Rider terminates it may not be reinstated.

TERMINATION       This Rider will terminate on the first of the following events to occur:

                  1.   The death of the Insured;

                  2. The date of termination of the Policy to which this Rider is attached;

                  3. The end of the Guarantee Grace Period following Our notice to You that the premium requirement was not met;

                  4. The Secondary Guarantee Date shown on the Policy Specifications page;

                  5. The date a Change of Insured, on the Policy to which this Rider is attached, is executed.

                  6. The date a term rider on the life of someone other than the Insured is added if the Death Benefit Option chosen for the Policy is the Guideline Premium Test. or

                  7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

CONTINUATION OF   Once this Rider has terminated, the base Policy may continue
INSURANCE         in accordance with the provisions of the base Policy but
                  without the benefit provided by this Rider.

The Issue Date and the effective date of this Rider and the Policy are the same.






Secretary's signature                                      President's signature






                                    NEF logo

                        SUPPLEMENTAL COVERAGE TERM RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

FACE AMOUNT                The Face Amount of this Rider is shown on the Policy
                           Specifications page.

LIFE INSURANCE             This Rider provides non-convertible term life
BENEFIT                    insurance on the life of the Insured shown on the
                           Policy Specifications page. We will pay the Death
                           Benefit of this Rider to the Beneficiary if the Insured dies while this Rider is in force.

                           The Death Benefit provision in the Policy is modified so that where it states "Face Amount" it means the Policy's Face Amount plus this Rider's Face Amount.

MONTHLY COST OF            The Monthly Cost of Insurance for the following month
INSURANCE                  is charged as part of the Monthly Deduction. The
                           Monthly Cost of Insurance is equal to the Net Amount at Risk for the Face Amount of the Rider times the Monthly Cost of Insurance Rate for the Rider.

                           The Net Amount at Risk for the Face Amount of this Rider is equal to:

                           1. The Face Amount of this Rider divided by the
                              Monthly Discount Factor shown on the Policy
                              Specifications page; less

                           2. Any Cash Value (before the deduction of the
                              Monthly Cost of Insurance for the base Policy) attributable to the Face Amount of the Rider.

                           The Cash Value will be attributable to coverages in the following order:

                           1. To the coverage provided by the initial Face
                              Amount plus any increase in Face Amount due to a Death Benefit Option change plus all Adjustable Benefit Term Rider Face Amount increases; then

                           2. To the Face Amount of this Rider; and then

                           3. To any increase in Face Amount in the order they
                              were effective.

MONTHLY COST OF            The Monthly Cost of Insurance Rate for this benefit
INSURANCE RATES            is based on the Insured's Attained Age, Risk
                           Classification, sex and completed policy years from the Issue Date. Monthly Cost of Insurance Rates will be determined by us based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum Monthly
                           Cost of Insurance Rates for the Supplemental Coverage
                           Term Rider.

DECREASES IN               After the first policy anniversary, the Face Amount
RIDER FACE                 of this Rider may be decreased by sending us a
AMOUNT                     written request.

                           Any requested decrease in the Rider's Face Amount will be subject to the following conditions:

                           1. The decrease will become effective on the monthly
                              anniversary on or following our receipt of the request at our Home Office or any other office designated by us; and

                           2. Any decrease must be at least the Minimum Face
                              Amount Decrease as shown on the Policy
                              Specifications page.

                           If you request a change in Death Benefit Option, this Rider's Face Amount may be decreased. (See the Change in Death Benefit Option provision in your Policy.)

                           If you request a partial withdrawal, this Rider's Face Amount may be decreased. (See the Partial Withdrawal provision in your Policy.)

TERMINATION                This Rider will terminate on the first of the
                           following events to occur:

                           1. The lapse of the Policy;

                           2. The surrender of the Policy;

                           3. The Insured's date of death;

                           4. A decrease in Face Amount that causes this Rider's
                              Face Amount to go to zero;

                           5. The monthly anniversary on or following receipt by
                              us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement; and

                           6. Attained Age 100 of the Insured.

The Issue Date and effective date of this Rider and the Policy are the same.

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000


INSURED: JOHN DOE
COVERAGE: SUPPLEMENTAL COVERAGE     TERM RIDER
RIDER ISSUE DATE: JANUARY 1, 2002
POLICY NUMBER: 16,000,001

ATTAINED                                  ATTAINED
   AGE                 RATE                  AGE                RATE
   35                 0.2192                 71                4.9242
   36                 0.2342                 72                5.3608
   37                 0.2533                 73                5.8525
   38                 0.2750                 74                6.3883
   39                 0.3000                 75                6.9808
   40                 0.3283                 76                7.5917
   41                 0.3617                 77                8.2100
   42                 0.3958                 78                8.8258
   43                 0.4350                 79                9.4575
   44                 0.4758                 80                10.1325
   45                 0.5225                 81                10.8675
   46                 0.5692                 82                11.6833
   47                 0.6200                 83                12.5858
   48                 0.6733                 84                13.5408
   49                 0.7333                 85                14.5167
   50                 0.7967                 86                15.4817
   51                 0.8700                 87                16.4217
   52                 0.9517                 88                17.4475
   53                 1.0450                 89                18.4600
   54                 1.1500                 90                19.4742
   55                 1.2617                 91                20.5100
   56                 1.3825                 92                21.6108
   57                 1.5075                 93                23.0250
   58                 1.6408                 94                24.8458
   59                 1.7792                 95                27.4967
   60                 1.9325                 96                32.0458
   61                 2.1050                 97                40.0167
   62                 2.2992                 98                54.8317
   63                 2.5192                 99                83.3333
   64                 2.7617
   65                 3.0242
   66                 3.2975
   67                 3.5842
   68                 3.8792
   69                 4.1933
   70                 4.5400

THESE RATES ARE FOR THIS RIDER AT ISSUE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                         TEMPORARY TERM INSURANCE RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

TERM                       We agree that the Policy and its Riders will be in
INSURANCE                  force as temporary term insurance from the Issue Date
BENEFIT                    to the Policy Date. During that period the amounts of
                           insurance under the Policy and its Riders will be the same as the amounts on the Policy Date.

                           During the temporary term insurance period the Policy will have no cash or loan value.

                           This Rider is made a part of the Policy to which it is attached if the Rider is listed on the Policy Specifications page.

                           The premium for this Rider is due on the Issue Date in the amount shown on the Policy Specifications page.

                     TERM INSURANCE ON COVERED INSURED RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT                The Face Amount for this Rider is the amount shown on
                           the Table of Maximum Monthly Cost of Rider Rates per
                           $1,000.

LIFE INSURANCE             If the Covered Insured dies while this Rider is in
BENEFIT                    force, the Face Amount of the Rider will be paid in
                           one sum to the Beneficiary of the Rider.

COVERED INSURED            The Covered Insured is named in the application for
                           this Rider.

OWNER OF THIS              The Owner of this Rider is the Owner of the Policy
RIDER                      and cannot be changed.

MONTHLY COST OF RIDER      The Monthly Cost of Rider for the following month is
                           charged as part of the Monthly Deduction. The Monthly
                           Cost of Rider is the Monthly Rate shown on the Table of Maximum Monthly Cost of Rider Rates per $1,000 times the Face Amount of this Rider divided by 1,000.

MONTHLY COST OF            The rates for the Rider are set by us each year on
RIDER RATES                the rider anniversary, based on our expectations as
                           to future mortality, tax, interest earnings, expense and persistency experience. The rates for the Rider will never be more than the rates shown in the Table of Maximum Monthly Cost of Rider Rates per $1,000.

DECREASE IN RIDER          After the first policy year, the Face Amount of this
FACE AMOUNT                Rider can be decreased by sending us a written
                           request; but only if the Face Amount of the Rider after the decrease is at least $50,000, except with our consent. The decrease will become effective on the monthly anniversary on or following receipt of the request by us at our Home Office or any other office designated by us. Upon a decrease, the new
                           Face Amount will be shown on the Policy
                           Specifications page for Policy Change.

REINSTATEMENT              If this Rider lapses, you may reinstate it within
                           three years after the date of lapse. The Rider cannot be reinstated, except with our consent, if more than three years have passed since the date of lapse. To reinstate, you must submit the following items:

                           1. A written application for Reinstatement;

                           2. Proof satisfactory to us that the Covered Insured
                              is insurable by our standards; and

                           3. Payment, while the Covered Insured is living, of a
                              premium large enough to keep the Rider in force for at least three months.

                           Upon Reinstatement, we will deduct any monthly Cost of Rider due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for Reinstatement. If the Insured is not alive, such approval is void and of no effect.

                           The reinstated rider will be in force from the date we approve the Reinstatement application.

LIMITATIONS ON             This Rider can be reinstated only if the Policy is
REINSTATEMENT              also reinstated or is in force. If only a portion of
                           the Policy coverage is reinstated then only a portion of the Rider coverage may also be reinstated.

CONVERSION PRIVILEGE       The Owner may, before the rider anniversary on which
                           the Covered Insured is Attained Age 65, or if later, prior to the end of the fifth rider year, convert any portion of the insurance then in force under this Rider for a new policy. Except with our consent, any Face Amount of the Rider that will remain after a conversion must be at least $50,000. The new policy will be issued:

                           1. On the life of the Covered Insured;

                           2. Without proof of insurability;

                           3. With a Face Amount equal to the amount of term
                              insurance being converted;

                           4. With the same underwriting class as this Rider, or
                              the class we determine is closest to it if the class of this Rider is not offered on the new policy;

                           5. With a current Policy Date;

                           6. By us or by an affiliate designated by us;

                           7. On a plan agreed to by the issuing company;

                           8. At the then current age of the Covered Insured as
                              calculated by the issuing company for that plan of insurance;

                           9. Subject to payment of the first premium for the
                              new policy;

                           10. On a policy form and at premium rates in use by
                               the issuing company on the Policy Date of the new policy; and

                           11. Subject to any assignments and limitations to
                               which this Rider is subject.

                           The conversion may be made only with our consent if:

                           1. The amount of term insurance you want to convert
                              is less than the issuing company's published minimum limits of issue; or

                           2. Any rider is to be attached to the new policy.

INCONTESTABILITY           The insurance issued under this Rider will not be
                           contestable after it has been in force during the life of the Covered Insured for two years from the Issue Date of the Rider.

SUICIDE EXCLUSION          If the Covered Insured dies by suicide, while sane or
                           insane, within two years from the Issue Date of this
                           Rider:

                           1. The Face Amount will not be paid;

                           2. The Rider will terminate; and

                           3. The Monthly Deductions paid for the Rider will be
                              paid in one sum to the Beneficiary of the Rider.

MISSTATEMENT OF AGE        If the age or sex of the Covered Insured has not been
OR SEX OF COVERED          correctly stated in the application, the Death
INSURED                    Benefit for this Rider will be corrected. The Death
                           Benefit will be that which the most recent Monthly
                           Deduction for the Rider would have purchased for the correct age or sex.

TERMINATION                This Rider will terminate upon the earliest of:

                           1. The conversion of the entire Face Amount of the
                              Rider to a new policy;

                           2. The lapse of the Policy;

                           3. The surrender of the Policy;

                           4. The Insured's date of death;

                           5. The Expiry Date shown for the Rider in the Table
                              of Maximum Monthly Cost of Rider Rates per $1,000 for the Term Insurance on Covered Insured Rider; and

                           6. The monthly anniversary on or following
                              receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below. The insurance provided by this Rider will be in force from the Issue Date of the Rider.

-----------------
Issue Date

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                   PER $1,000

COVERED INSURED: JOHN DOE
COVERAGE: TERM INSURANCE ON COVERED INSURED RIDER
ISSUE AGE:   35                               RIDER ISSUE DATE: FEBRUARY 1, 2002
RISK CLASSIFICATION: STANDARD SMOKER          RIDER EXPIRY DATE: JANUARY 1, 2067
POLICY NUMBER: 16,000,001                     SEX: MALE

ATTAINED                                       ATTAINED
   AGE                    RATE                    AGE                   RATE
   35                    0.2192                   71                   4.9242
   36                    0.2342                   72                   5.3608
   37                    0.2533                   73                   5.8525
   38                    0.2750                   74                   6.3883
   39                    0.3000                   75                   6.9808
   40                    0.3283                   76                   7.5917
   41                    0.3617                   77                   8.2100
   42                    0.3958                   78                   8.8258
   43                    0.4350                   79                   9.4575
   44                    0.4758                   80                   10.1325
   45                    0.5225                   81                   10.8675
   46                    0.5692                   82                   11.6833
   47                    0.6200                   83                   12.5858
   48                    0.6733                   84                   13.5408
   49                    0.7333                   85                   14.5167
   50                    0.7967                   86                   15.4817
   51                    0.8700                   87                   16.4217
   52                    0.9517                   88                   17.4475
   53                    1.0450                   89                   18.4600
   54                    1.1500                   90                   19.4742
   55                    1.2617                   91                   20.5100
   56                    1.3825                   92                   21.6108
   57                    1.5075                   93                   23.0250
   58                    1.6408                   94                   24.8458
   59                    1.7792                   95                   27.4967
   60                    1.9325                   96                   32.0458
   61                    2.1050                   97                   40.0167
   62                    2.2992                   98                   54.8317
   63                    2.5192                   99                   83.3333
   64                    2.7617
   65                    3.0242
   66                    3.2975
   67                    3.5842
   68                    3.8792
   69                    4.1933
   70                    4.5400

THESE RATES ARE FOR THIS RIDER WITH THE ABOVE ISSUE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                        WAIVER OF MONTHLY DEDUCTION RIDER
                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF MONTHLY          We will waive the Monthly Deductions for this Policy
DEDUCTION BENEFIT          if:

                           1. You furnish us with written proof that the Insured
                              is totally disabled, as defined in this Rider;

                           2. The Insured becomes disabled after age 5 and
                              before age 65;

                           3. Disability has continued without interruption for
                              at least six months; and

                           4. This Rider is in force.

                           Monthly Deductions for this Policy will be waived as follows:

                           Disability Beginning Before Age 60. If the Insured's disability begins before age 60, we will waive Monthly Deductions which were due during the six months of uninterrupted disability. After that, we will continue to waive Monthly Deductions. However, the Insured must continue to be totally disabled.

                           Disability Beginning Between Ages 60 and 65. If the Insured's disability begins on or after age 60 but before age 65, we will waive Monthly Deductions which were due during the six months of uninterrupted disability. We will continue to waive Monthly Deductions after that, but no later than age 65. However, the Insured must continue to be totally disabled.

DEFINITION OF AGE 5,       "Age 5," "Age 60," and "Age 65" begin on the policy
AGE 60, AND AGE 65         anniversary nearest the Insured's 5th, 60th, and 65th
                           birthdays, respectively.

INCREASE IN WAIVER         Coverage under this Rider can be increased, subject
COVERAGE                   to our underwriting rules, if the Face Amount of the
                           Policy is increased and if the Insured is not totally disabled. The increase in waiver coverage is subject to:

                           1. The terms for a requested increase in Face Amount
                              as stated in the Change in Face Amount provision of the Policy;

                           2. Our limits for Waiver of Monthly Deduction
                              benefits; and

                           3. An increase in the cost of Rider.

                           Application to increase the Face Amount of the Policy will also be deemed to be application to increase waiver coverage under this Rider, unless otherwise stated.

COST OF RIDER              The monthly Cost of Rider is the monthly Cost of
                           Rider Rate times the Policy's Monthly Deduction not including the cost of this Rider.

                           The Cost of Rider Rate for this benefit is based on the Insured's Attained Age. Each monthly anniversary this Rider is in force, the monthly Cost of Rider (as determined above) will be added to the Monthly Deduction as defined in the Cash Values section of the Policy. This increased Monthly Deduction will be used to determine the Cash Value of the Policy on such monthly anniversary.

TOTAL DISABILITY           "Total Disability" means the inability of the Insured
                           to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                           However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                           If after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                           1. The sight in both eyes;

                           2. The use of both hands or both feet; or

                           3. The use of one hand and one foot.

                           this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation

RECURRENT TOTAL            If, while the Policy and Rider are in force, the
DISABILITY                 Insured becomes disabled again after having been
                           totally disabled before, the new disability will be considered a continuation of the previous period unless:

                           1. It is due to an entirely different cause; or

                           2. The Insured has performed all of the material
                              and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT ASSUMED          We will not waive Monthly Deductions under this Rider
                           if disability results from war or any act of war while the Insured is in the military, naval or air forces of any country at war. We will also not waive
                           Monthly Deductions if the Insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM AND        Before we waive any Monthly Deductions, we must
PROOF OF DISABILITY        receive the following at our Home Office or any other
                           office designated by us:

                           1. Written notice of claim for this benefit during
                              the lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                           2. Written proof of total disability within six
                              months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                              a. One year after age 65 of the Insured;

                              b. Surrender of the Policy; and

                              c. One year from the due date of the first unpaid
                                 Monthly Deduction.

                           Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will any Monthly Deduction be waived or refunded if its due date was more than one year before we received notice of claim at our Home Office or any other office designated by us.

                           We will require no further proof of disability and we will automatically waive all further Monthly Deductions if:

                           1. The Insured is totally disabled at age 65; and

                           2. All Monthly Deductions for at least the five years
                              preceding age 65 have been waived.

EXAMINATION OF THE         We have the right to have the Insured examined by our
INSURED AND PROOF OF       appointed examiner. Such exam will be at our expense.
CONTINUED DISABILITY
                           We also have the right to require written proof of continuance of disability from the Insured at the following times:

                           1. After receipt of notice of claim;

                           2. At reasonable intervals within two years after we
                              receive proof of total disability; and

                           3. Not more than once each year after the first two
                              years.

                           We will not waive any further Monthly Deductions if the Insured refuses to be medically examined. Nor will we waive further Monthly Deductions if proof of continuance of disability is not furnished when we request it.


INCONTESTABILITY           We cannot contest this Rider after it has been in
                           force during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                           1. With respect to the original waiver coverage under
                              this rider, for two years from the Issue Date of this Rider; and

                           2. With respect to each increase in waiver coverage
                              under this Rider, for two years from the effective date of each increase in face amount under the Policy.


GENERAL PROVISIONS         If the Insured becomes totally disabled during the
                           Grace Period and becomes eligible for the Waiver of Monthly Deduction Benefit, we will waive the Monthly
                           Deductions that were due during the Grace Period.
                           However, you will be liable for any Monthly
                           Deductions that were due prior to the

                           Grace Period.

TERMINATION                This Rider will terminate on the first of the
                           following events to occur:

                           1. Attained Age 65 of the Insured. This will be
                              without prejudice to any benefits granted for total disability occurring before age 65;

                           2. The date the Policy lapses;

                           3. The date the Policy is surrendered;

                           4. The date of death of the Insured;

                           5. The date an increase in Face Amount of the Policy
                              which does not qualify for an increase in coverage under this Rider;

                           6. The date a Waiver of Specified Premium Rider is
                              added to the Policy to which this Rider is attached; or

                           7. The monthly anniversary on or following receipt by
                              us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another issue date is shown below.

---------------
Issue Date

Secretary's signature                                      President's signature

                                    NEF logo

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                   PER $1,000

INSURED: JOHN DOE
COVERAGE: WAIVER OF MONTHLY DEDUCTION RIDER
EFFECTIVE DATE OF RIDER: FEBRUARY 1, 2002
POLICY NUMBER: 16,000,001

    ATTAINED                                  ATTAINED
       AGE                  RATE                 AGE                RATE
       35                                        71
       36                                        72
       37                                        73
       38                                        74
       39                                        75
       40                                        76
       41                                        77
       42                                        78
       43                                        79
       44                                        80
       45                                        81
       46                                        82
       47                                        83
       48                                        84
       49                                        85
       50                                        86
       51                                        87
       52                                        88
       53                                        89
       54                                        90
       55                                        91
       56                                        92
       57                                        93
       58                                        94
       59                                        95
       60                                        96
       61                                        97
       62                                        98
       63                                        99
       64
       65
       66
       67
       68
       69
       70

THESE RATES ARE FOR THIS RIDER WITH THE ABOVE EFFECTIVE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                       WAIVER OF SPECIFIED PREMIUM RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF SPECIFIED        We will credit to the Policy, as a premium payment,
PREMIUM BENEFIT            the amount shown as the monthly premium waived on the
                           Policy Specifications page if:

                           1. You furnish us with written proof that the Insured
                              is totally disabled, as defined in this Rider;

                           2. The Insured becomes disabled after age 5 and
                              before age 65;

                           3. Disability has continued without interruption for
                              at least six months; and

                           4. This Rider is in force.

                           The monthly premium waived will be credited as premium to the Policy as long as the Policy remains in force as follows:

                           Disability Beginning Before Age 60. If the Insured's disability begins before age 60, we will credit the monthly premiums waived which were due during the six months of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the Insured must continue to be totally disabled.

                           Disability Beginning Between Ages 60 and 65. If the Insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived which were due during the six months of uninterrupted disability. We will continue to credit the monthly premiums waived after that, but no later than age 65. However, the Insured must continue to be totally disabled.

                           The Policy to which this Rider is attached is intended to qualify as a life insurance contract under the Internal Revenue Code or any applicable successor provision or any interpretive regulation or rulings by the Internal Revenue Service. To that end, if you have selected the Guideline Premium Test for the Policy (See the Definition of Life Insurance provision of the Policy), premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any monthly premium waived that would disqualify the Policy will be paid to you in cash.

DEFINITION OF AGE 5,       "Age 5," "Age 60," and "Age 65" begin on the Policy
AGE 60 AND AGE 65          anniversary nearest the Insured's 5th, 60th and 65th
                           birthdays, respectively.

INCREASE IN WAIVER         Coverage under this Rider can be increased, subject
                           to our underwriting rules, if the Face Amount of the Policy is increased and if the Insured is not

COVERAGE totally disabled. The increase in waiver coverage is subject to:

                           1. The terms for a requested increase in Face Amount
                              as stated in the Change in Face Amount provision of the Policy;

                           2. Our limits for Waiver of Specified Premium
                              benefits; and

                           3. An increase in the Cost of Rider.

POLICY LAPSE               Crediting of the monthly premium waived to the Policy
                           does not guarantee that the Policy will remain in force.

COST OF RIDER              The cost for this Rider is charged as part of the
                           Monthly Deductions. The monthly Cost of Rider is calculated as (1) multiplied by (2) where:

                           1. Is the Cost of Rider rate for this Rider; and

                           2. Is the monthly premium waived.

                           The Cost of Rider Rate for this benefit is based on the Insured's Attained Age. Each monthly anniversary this Rider is in force, the monthly Cost of Rider (as determined above) will be added to the Monthly Deduction as defined in the Cash Values section of the Policy. This increased Monthly Deduction will be used to determine the Cash Value of the Policy on such monthly anniversary.

TOTAL DISABILITY           "Total Disability" means the inability of the Insured
                           to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                           However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                           If, after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                           1. The sight in both eyes;

                           2. The use of both hands or both feet; or

                           3. The use of one hand and one foot.

                           this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL            If, while the Policy and this Rider are in force, the
DISABILITY                 Insured becomes disabled again after having been
                           totally disabled before, the new disability will be considered a continuation of the previous period unless:

                           1. It is due to an entirely different cause; or

                           2. The Insured has performed all of the material and
                              substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT ASSUMED          We will not credit the monthly premium waived under
                           this Rider to the Policy if disability results from war or any act of war while the Insured is in the military, naval or air forces of any country at war.
                           We will also not credit the monthly premium waived if the Insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM AND        Before we credit any monthly premium waived to the
PROOF OF DISABILITY        Policy, we must receive the following at our Home
                           Office or any other office designated by us:

                           1. Written notice of claim for this benefit during
                              the lifetime of the Insured.

                              This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                           2. Written proof of total disability within six
                              months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                              a. One year after age 65 of the Insured;

                              b. Surrender of the Policy; and

                              c. One year from the due date of the first unpaid
                                 Monthly Deduction.

                           Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before we received notice of claim at our Home Office or any other office designated by us.

                           We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

                           1. The Insured is totally disabled at age 65; and

                           2. All monthly premiums waived for at least the five
                              years preceding age 65 have been credited.


EXAMINATION OF THE         We have the right to have the Insured examined by our
INSURED AND PROOF          appointed examiner. Such exam will be at our expense.
OF CONTINUED               We also have the right to require written proof of
DISABILITY                 continuance of disability from the Insured at the
                           following times:

                           1. After receipt of notice of claim;

                           2. At reasonable intervals within two years after we receive proof of total disability; and

                           3. Not more than once each year after the first two years.

                           We will not credit to the Policy any further monthly premiums waived if the Insured refuses to be medically examined. Nor will we credit to the Policy further monthly premiums waived if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY           We cannot contest this Rider after it has been in
                           force during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                           1. With respect to the original waiver coverage under
                              this Rider, for two years from the Issue Date of this Rider; and

                           2. With respect to each increase in waiver coverage
                              under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL PROVISIONS         If the Insured becomes totally disabled during the
                           Grace Period and becomes eligible for the Waiver of Specified Premium Benefit, we will credit to the Policy any monthly premiums that were due during the Grace Period. However, you will be liable for any monthly premiums that were due prior to the Grace Period.

TERMINATION                This Rider will terminate on the first of the
                           following events to occur:

                           1. Attained Age 65 of the Insured. This will be
                              without prejudice to any benefits granted for total disability occurring before age 65;

                           2. The date the Policy lapses;

                           3. The date the Policy is surrendered;

                           4. The date of death of the Insured;

                           5. The date an increase in Face Amount of the Policy
                              which does not qualify for an increase in coverage under this Rider;

                           6. The date a Waiver of Monthly Deduction Rider is
                              added to the Policy to which this Rider is attached; or

                           7. The monthly anniversary on or following receipt by
                              us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.

----------------
Issue Date

Secretary's signature                                      President's signature

                                    NEF logo

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                   PER $1,000

INSURED: JOHN DOE
COVERAGE: WAIVER OF SPECIFIED PREMIUM RIDER
EFFECTIVE DATE OF RIDER: FEBRUARY 1, 2002
POLICY NUMBER: 16,000,001

     ATTAINED                                ATTAINED
        AGE                RATE                 AGE                  RATE
        35                                      71
        36                                      72
        37                                      73
        38                                      74
        39                                      75
        40                                      76
        41                                      77
        42                                      78
        43                                      79
        44                                      80
        45                                      81
        46                                      82
        47                                      83
        48                                      84
        49                                      85
        50                                      86
        51                                      87
        52                                      88
        53                                      89
        54                                      90
        55                                      91
        56                                      92
        57                                      93
        58                                      94
        59                                      95
        60                                      96
        61                                      97
        62                                      98
        63                                      99
        64
        65
        66
        67
        68
        69
        70

THESE RATES ARE FOR THIS RIDER WITH THE ABOVE EFFECTIVE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                       E-3GPO-00

--------------------------------------------------------------------------------

               Rider: Option to Purchase Long-Term Care Insurance

THE COMPANY agrees that the Owner of the Policy can purchase long-term care insurance on the life of the Insured named in the attached Rider Schedule, without proof of insurability.

PURCHASE OF LONG-TERM CARE INSURANCE

A long-term care policy can be applied for within 60 days of a Purchase Option Date. Application for the long-term care policy must be in writing signed by the Owner and by the Insured and received by the company within 60 days of a Purchase Option Date.

PURCHASE OPTION DATES

The Purchase Option Dates are shown in the Rider Schedule.

THE LONG-TERM CARE POLICY The long-term care policy will be issued:

-    With the same Insured as this Rider;

- With the same underwriting class as this Rider or the class we determine is the closest to it if the class of this Rider is not offered on the long-term care policy;

- On any individual plan of long-term care insurance issued by the Company or by an affiliate designated by the Company on the date of purchase of the long-term care policy;

- On a policy form and at premium rates in use by the company on the date of purchase of the long-term care policy;

-    Subject to any assignments and limitations to which this Rider is subject;

- At the insurance age of the Insured on the date of purchase of the long-term care policy;

- With a Daily Benefit Amount, available at the time you exercise this Option, up to the Amount shown in the Rider Schedule and with a Lifetime Benefit Amount up to the Amount shown in the Rider Schedule;

- With a minimum daily benefit amount based on the company's published minimum on the date of purchase; or the Maximum Daily Benefit Amount shown in the Rider Schedule for the Purchase Option Date, if less, except as otherwise required by law; and

-    Subject to the New Policy Features as shown in the Rider Schedule .

The long-term care policy will take effect on the effective date stated in the long-term care policy, but only if its initial premium is received by the company.

The Company reserves the right to offer an option exercise credit. If an option exercise credit is paid, it will be deducted from the initial premium for the long-term care policy.

If the long-term care policy is issued on a basis other than daily benefits, the Amounts shown in the long-term care policy will reflect the chosen benefit period.

The contestable period of the long-term care policy issued under this Rider will be measured from the Date of Issue of this Rider. Optional features or riders can be attached to the long-term care policy only with the consent of the company.

COST OF RIDER

The monthly cost of insurance charge for this Rider is guaranteed and shown in the Rider Schedule.

DATE OF ISSUE

The Date of Issue of this Rider is the shown in the Rider Schedule.

E-3GPO-00

--------------------------------------------------------------------------------

NOT CONTESTABLE AFTER TWO YEARS

This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

CONTRACT

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached, if the Rider is listed on the specifications page. This Rider has no cash value.

TERMINATION

This Rider will terminate upon the earliest of: (a) death of the Insured; (b) surrender of the policy to which this Rider is attached; (c) 60 days after the final Purchase Option Date; (d) the effective date of the long-term care policy; and (e) the Company's recording of a written request signed by the Owner to end the Rider.

NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

  ABCD                         ABCD
President                   Secretary








E-3GPO-00

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                                 Rider Schedule

INSURED NAME:       John Doe                 POLICY NUMBER:        Specimen

DATE OF ISSUE:      March 1, 2001            RIDER CLASS:          Standard

AGE:                35                       GUARANTEED MONTHLY    $4.17
                                             COST OF INSURANCE
                                             CHARGE

INITIAL DAILY       $110.00
BENEFIT AMOUNT

NEW POLICY
FEATURES:

     WAITING PERIOD:   100 Days or if less, the minimum number of days required
                       by law.


----------------------------------------------------------
    PURCHASE         MAXIMUM DAILY      MAXIMUM LIFETIME
  OPTION DATE       BENEFIT AMOUNT       BENEFIT AMOUNT
----------------------------------------------------------

----------------------------------------------------------
   3/1/2006             120.00             $131,400
----------------------------------------------------------
   3/1/2011             140.00              153,300
----------------------------------------------------------
   3/1/2016             170.00              186,150
----------------------------------------------------------
   3/1/2021             190.00              208,050
----------------------------------------------------------
   3/1/2026             220.00              240,900
----------------------------------------------------------

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E-3GPO-00